NELNET

INVESTOR RELATIONS


PRESS RELEASES

For Release: 01/30/04
Media Contact: Sheila Odom, 402.458.2329
Investor Contact: Cheryl Watson, 317.469.2064
Nelnet, Inc. Supplemental financial information Fourth quarter 2003


The following supplemental information should be read in connection with the 2003 earnings press release of Nelnet, Inc. (the "Company"), dated January 30, 2004.

Statements in this supplemental financial information release, which refer to expectations as to future developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements contemplate risks, uncertainties, and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors are included in the prospectus dated December 10, 2003 and include among others, changes in, or arising from, the implementation of applicable laws and regulations or changes in laws and regulations affecting the education finance marketplace. Changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environments, could also have substantial impact on future results. For more information see our filings with the Securities and Exchange Commission.

Effective August 14, 2003, the shareholders of the Company approved amended and restated articles of incorporation. The amended and restated articles of incorporation effected a recapitalization of the Company whereby each share of Class A voting common stock, and each share of Class B non-voting common stock held by two principal shareholders and a related entity (the "Principal Shareholders"), was converted into 210 shares of new Class B common stock, and each share of Class B non-voting common stock (other than those owned by the Principal Shareholders) was converted into 210 shares of new Class A common stock. In addition, the Company completed an initial public offering of its Class A common stock issuing 8,000,000 shares on December 11, 2003. The underwriters exercised their rights related to the over-allotment of shares, resulting in an issuance of an additional 586,800 shares of Class A common stock on December 24, 2003. All share and per share amounts presented have been retroactively restated for the stock split and 2003 weighted-average share calculations have included the current period issuances.

SUMMARY FINANCIAL DATA

                          Three months ended                Year ended
                             December 31,                  December 31,
                         ----------------------       -----------------------
                           2003          2002             2003          2002
                         --------      --------       ----------     ---------
                             (dollars in thousands, except per share data)

Net income             $    10,332  $       685       $    27,103  $    48,538
Earnings per share,
 basic and diluted     $      0.22  $      0.02       $      0.60  $      1.08
Weighted average
 shares outstanding     46,928,358   44,971,290        45,501,583   44,971,290

Total assets           $11,931,509  $ 9,766,583       $11,931,509   $9,766,583
Student loans
 receivable, net       $10,455,442  $ 8,559,420       $10,455,442   $8,559,420
Average student loans  $10,210,443  $ 8,509,950       $ 9,451,035   $8,171,898
Shareholders' equity   $   305,489  $   109,122       $   305,489   $  109,122
Return on average
 total assets                 0.36%        0.03%             0.25%        0.52%
Return on average
 equity                       21.3%         2.5%             19.4%        49.2%



STUDENT LOANS RECEIVABLE, NET

Student loans receivable, net includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for losses.

                                        As of December 31,
                        ---------------------------------------------------
                                   2003                     2002
                                   ----                     ----
                                      Percent                     Percent
                           Dollars    of total      Dollars       of total
                           -------    --------      -------       --------
                                        (dollars in thousands)
FFELP:
  Stafford              $ 4,901,289       46.9 %     $ 4,983,021      58.2 %
  PLUS/SLS (a)              249,217        2.4           313,100       3.7
  Consolidation           5,073,081       48.5         3,033,607      35.4
Non-FFELP:
  Private Loans              91,287        0.9            74,660       0.9
                       -------------     ------      ------------   -------
    Total                10,314,874       98.7         8,404,388      98.2

Unamortized premiums        156,594        1.5           167,032       1.9
Allowance for
loan losses:
   Allowance - FFELP        (10,795)      (0.1)           (9,970)     (0.1)
   Allowance - Private       (5,231)      (0.1)           (2,030)        -
                        ------------    -------     ------------    -------
      Net               $10,455,442     $100.0 %     $ 8,559,420    $100.0 %
                        ============    =======     ============    =======

(a) Supplemental Loans for Students, or SLS, are the predecessor to unsubsidized Stafford loans.

CONDENSED STATEMENTS OF INCOME

                                      Three months ended        Year ended
                                         December 31,           December 31,
                                      -----------------     -------------------
                                        2003     2002         2003       2002
                                      -------- --------     --------  ---------
                                       (in thousands, except per share data)
Interest income:
  Loan interest                       $89,702    93,212      360,101   405,149
  Investment interest                   3,219     5,524       15,203    20,759
                                      --------  --------    --------- ---------
    Total interest income              92,921    98,736      375,304   425,908

Interest expense:
  Interest on bonds and
   notes payable                       48,136    64,132      196,692   235,008
                                      --------  --------    --------- ---------
    Net interest income                44,785    34,604      178,612   190,900
Less provision for loan losses          2,600     2,268       11,475     5,587
                                      --------  --------    --------- ---------
  Net interest income after
    provision for loan losses          42,185    32,336      167,137   185,313
                                      --------  --------    --------- ---------
Other income:
  Loan servicing and other fee income  24,824    23,710       99,294   103,899
  Software services and other income    5,410     6,780       19,398    21,909
  Derivative market value adjustment    3,462         -       (1,170)     (579)
                                      --------  --------     --------  --------
    Total other income                 33,696    30,490      117,522   125,229
                                      --------  --------     --------  --------
Operating expenses:
  Salaries and benefits                31,224    26,797      124,273   106,874
  Other operating expenses             28,319    34,976      114,097   127,827
                                      --------  --------     --------  --------
    Total operating expenses           59,543    61,773      238,370   234,701
                                      --------  --------     --------  --------
    Income before income taxes and
     minority interest                 16,338     1,053       46,289    75,841
Income tax expense                      6,006       548       19,295    27,679
                                      --------  --------     --------  --------
     Income before minority interest   10,332       505       26,994    48,162
Minority interest in subsidiary loss        -       180          109       376
                                      --------  --------     --------  --------
  Net income                          $10,332       685       27,103    48,538
                                      ========  ========     ========  ========

Earnings per share, basic and diluted $  0.22      0.02         0.60      1.06
                                      ========  ========     ========  ========

NET INTEREST INCOME

Nelnet's net interest income included approximately $12.8 million of variable-rate floor income for 2003, as compared to approximately $49.8 million for the fiscal year 2002. Net interest income includes $69.3 million of amortization of acquisition costs for 2003, compared to $55.1 million for 2002.

                                Three months ended              Year ended
                                   December 31,                 December 31,
                             ------------------------     ----------------------
                                2003           2002          2003         2002
                             ---------      ---------     ----------   ---------
                                         (dollars in thousands)

Student loan yield                4.76 %       5.55 %        4.98 %       5.94 %
Consolidation rebate fees        (0.48)       (0.36)        (0.43)       (0.31)
Premium amortization             (0.77)       (0.81)        (0.73)       (0.67)
                                 ------       ------        ------       ------

Student loan net yield            3.51         4.38          3.82         4.96
Student loan cost of funds       (1.71)       (2.66)        (1.86)       (2.59)
                                 ------       ------        ------       ------

Student loan spread, including
  variable rate floor income      1.80         1.72          1.96         2.37
Variable rate floor income       (0.01)       (0.13)        (0.14)       (0.61)
                                 ------       ------        ------       ------

Student loan spread, excluding
  variable rate floor income      1.79 %       1.59 %        1.82 %       1.76 %
                                 ------       ------        ------       ------

Average balance of
  student loans            $10,210,443   $8,509,950    $9,451,035   $8,171,898

DERIVATIVE ACCOUNTING

The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize the economic effect of interest rate volatility. Derivative instruments that are used as part of the Company's interest rate risk management strategy include interest rate swaps and basis swaps. The Company's goal is to manage interest rate sensitivity by modifying the re-pricing or maturity characteristics of certain balance sheet assets and liabilities. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, such derivative instruments may not qualify for hedge accounting under SFAS No. 133 and thus may adversely impact earnings. The unrealized loss adjustment in the fair value of derivative instruments that do not qualify for hedge accounting under SFAS No. 133 was $1.2 million for the year ended December 31, 2003, as compared to $0.6 million in 2002.


OPERATING EXPENSES

Operating expenses include a non-recurring $5.2 million non-cash compensation charge incurred in the third quarter of 2003 for stock purchased by employees in the first quarter of 2003. The Company incurred the charge in the third quarter upon consummation of the initial public offering on December 11, 2003. The charge is not deductible for income tax purposes. The Company's 2003 operating expenses also include $5.1 million of expenses associated with the termination of consulting and employment agreements, of which $1.8 million was incurred during the fourth quarter of 2003.

The Company's operating expenses also include $12.8 million in amortization of intangible assets during 2003, as compared to $22.2 million for the year ended December 31, 2002. Nondeductible amortization for federal income tax purposes was $6.7 million and $16.2 million for the 2003 and 2002 fiscal years respectively.